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                                                                 Exhibit 23.1

                         [LETTERHEAD OF ARTHUR ANDERSEN]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                           /s/ Luboshitz Kasierer

                                           Luboshitz Kasierer
                                           Member firm of Arthur Andersen


Tel Aviv, August 2, 2000